Definitive Information Statement
Dated: February 4, 2000


                           ENG ENTERPRISES, INC.


                NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 24, 2000

TO THE SHAREHOLDERS OF ENG ENTERPRISES, INC.:

     A special meeting of the shareholders (the "Special Meeting") of ENG Enterprises, Inc.,(formerly Energetics, Inc., hereinafter the "Company"), will be held at 3090 East 3300 South, Suite 400, Salt Lake City, Utah 84109, at 10:00 a.m., Mountain Time, to ratify and approve the following:

     (A) the implementation of a 1-for-200 reverse split of all of the Company's issued and outstanding shares of common stock;

     (B) the election of John Chymboryk and Shauna Chymboryk as directors of the Company, to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

     (C) the ratification of the appointment of Andersen and Andersen, L.C., as independent auditors for the period ending December 31, 1999.

     At the Special Meeting the shareholders will also transact such other business as may properly come before the Special Meeting or any adjournment thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSALS WHICH ARE DESCRIBED IN MORE DETAIL IN THE ACCOMPANYING INFORMATION STATEMENT.

ONLY SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JANUARY 18, 2000 (THE "RECORD DATE"), ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE SPECIAL MEETING. MEMBERS OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS WHO, COLLECTIVELY HOLD IN EXCESS OF 50% OF THE COMPANY'S ISSUED AND OUTSTANDING SHARES, HAVE INDICATED THEIR INTENTION TO VOTE IN FAVOR OF THE PROPOSALS. AS A RESULT, THE PROPOSALS WILL BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS. ALTHOUGH MANAGEMENT IS NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY, SHAREHOLDERS MAY BE PRESENT AT THE SPECIAL MEETING AND VOTE THEIR SHARES IN PERSON OR BY PROXY. MANAGEMENT DOES, HOWEVER, ENCOURAGE ALL SHAREHOLDERS TO ATTEND THE SPECIAL MEETING IN PERSON.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    /S/John Chymboryk, President


Salt Lake City, Utah

                            ENG ENTERPRISES, INC.

                            INFORMATION STATEMENT

     This Information Statement is furnished to the shareholders of the Company in connection with a Special Meeting to be held on February 24, 2000, at 10:00 a.m., Mountain Time, at 3090 East 3300 South, Suite 400, Salt Lake City, Utah 84109, and at any adjournment(s) thereof.

     At the Special Meeting, the shareholders will consider and vote on the following:

     (A) the implementation of a 1-for-200 reverse split of all of the Company's issued and outstanding shares of common stock;

     (B) the election of John Chymboryk and Shauna Chymboryk as directors of the Company, to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

     (C) the ratification of the appointment of Andersen and Andersen, LC, as independent auditors for the period ending December 31, 1999.

     At the Special Meeting the shareholders will also transact such other business as may properly come before the Special Meeting or any adjournment thereof.

MANAGEMENT IS NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY, HOWEVER SHAREHOLDERS MAY BE PRESENT AT THE SPECIAL MEETING AND VOTE THEIR SHARES IN PERSON OR BY PROXY. MANAGEMENT ENCOURAGE ALL SHAREHOLDERS TO ATTEND THE SPECIAL MEETING IN PERSON.

THIS INFORMATION STATEMENT IS BEING MAILED ON OR ABOUT FEBRUARY 4, 2000 TO ALL SHAREHOLDERS ENTITLED TO VOTE AT THE SPECIAL MEETING.

     Only holders of record of the 94,821,394 shares of Common Stock and 2,801 shares of Preferred Stock of the Company outstanding as of January 18, 2000 (the "Record Date"), are entitled to vote at the Special Meeting. Each shareholder has the right to one vote for each share of the Company's common stock and 5,000 votes for each share of the Company's Preferred Stock owned. Cumulative voting is not provided for. Holders of more than 50% of the 94,821,394 shares of Common Stock and 2,801 shares of Preferred Stock issued and outstanding must be represented at the Special Meeting to constitute a quorum for conducting business. Approval of the proposals discussed above requires the affirmative vote of a majority of the Company's issued and outstanding shares of Common Stock represented in person or by proxy at the Special Meeting.

     The Company's officers, directors, and principal shareholders owning or controlling, in the aggregate, greater than 50% of the issued and outstanding shares of Common Stock on the Record Date have indicated their intention to vote in favor of the proposals. Accordingly, the proposals will be approved without the affirmative vote of any other shares.

INTRODUCTION
Organization and Corporate History
----------------------------------

     Energetics, Inc. (the "Company" or "Issuer") was incorporated in the state of Delaware on August 2, 1982. From inception to January 1, 1995, the Company was engaged in the business of exploration, development and production of oil and natural gas. The Company discontinued operations by the loss of its remaining assets and its three subsidiaries leaving the Company with the debt reflected in the Company's balance sheet and has since remained inactive. The Company is considered to have been in the development stage since January 1, 1995.

     In July 1999, Jordan Smith, the sole remaining director of the Company, appointed John Chymboryk to serve as director and President of the Company. Mr. Smith subsequently resigned. Since July, Mr. Chymboryk has been actively involved in moving the Company forward. In connection with his activities, Mr. Chymboryk reviewed the historical documents of the Company and determined that certain actions were necessary to position the Company to seek out business opportunities.

     In September 1999, the Company entered into an Interim Funding Agreement with Milagro Holdings, Inc., a Delaware corporation ("Milagro"), in which Milagro agreed to advance funds to the Company, up to a total of $75,000, in exchange for equity securities. At December 31, 1999, the Company had received approximately $60,000 under this agreement. See CERTAIN
RELATIONSHIPS AND RELATED TRANSACTIONS.

     Mr. Chymboryk determined that the Company's Delaware corporate charter had been revoked, and was able to reinstate the Company in early November 1999. However, in the interim, another Delaware corporation had taken the name Energetics, Inc., and Mr. Cymboryk procured the reinstatement under a new name, ENG Enterprises, Inc. In addition, the Company's CUSIP number was changed from 292929106 to 268741105, its symbol on the OTCBB was changed form EJTX to EGEI, it was assigned a new Employer Identification Number by the IRS, and it changed stock transfer agent from AST in Colorado to Interwest Stock Transfer Company in Salt Lake City, Utah.

     Concurrent with these changes, Mr. Chymboryk was able to bring the financial information of the Company current, and engaged counsel to file the Company's periodic reports with the SEC so that the Company was current in its filings. In addition, Mr. Chymboryk was instrumental in negotiating settlements for approximately $2.3 million in outstanding notes and debt obligations of the Company, and obtaining conversion agreements for most of the Company's Preferred Stock outstanding.

Current Business Activities
---------------------------

     The Company should be considered a "shell" company and its current business purpose is to locate and consummate a merger or acquisition with a private entity. The purposed business activities described herein classify the Company as a "blank check" company. Therefore, the Company faces all the risks interest in any new business, together with those risks specifically inherent in the search for an acquisition of business opportunities. The Company does not propose to restrict its search for a business opportunity to any particular industry or geographical area and may, therefore, engage in essentially any business in any industry. The Company has unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions, and other factors.
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

     The selection of a business opportunity in which to participate is complex and risky. Additionally, as the Company has no resources, it may be difficult to find good opportunities. There can be no assurance that the Company will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to the Company and its shareholders. The Company will select any potential business opportunity based on management's business judgment.

         Proposal A - Implementation of 1-for-200 Reverse Split
         ------------------------------------------------------

     Management of the Company believes that the number of shares issued and outstanding present an obstacle to potential mergers or acquisitions, and intends to effect the reverse split in order to make the Company more attractive to potential merger or acquisition candidates.

     The Reverse Split will not change the par value or authorized capitalization of the Company. The rights of the Company's existing shareholders will not be altered and no shareholders will be eliminated as a result of the Acquisition Agreement and the Reverse Split. The Reverse Split will have no effect on the stockholders' equity of the Company, other than the transfer, as of the Record Date, of approximately $97,148 in stated capital to additional paid-in capital.

     If, as a result of implementation of the Reverse Split, any common stock shareholder would be entitled to receive a fractional share, the Company will not issue any fractional shares of common stock. Instead, shares will be rounded up to the next higher whole number. All shares turned in to the Company as a result of the Reverse Split will be canceled and returned to the status of authorized but unissued shares. Therefore, after the Reverse Split is implemented, the Company will still have an authorized capitalization of 100,000,000 shares of Common Stock, of which approximately 474,107 shares will be issued and outstanding, and 7,000 shares of Preferred Stock, of which 2,801 will be issued and outstanding.

     Following the implementation of the Reverse Split, each holder of shares of the Company's Common Stock shall, upon the surrender of the certificate or certificates representing such shares to the Company's registrar and transfer agent, be entitled to receive a certificate or certificates evidencing shares of the Company's Common Stock, reflecting the new shares.

     Holders of Preferred Stock do not need to surrender certificates. The Reverse Split will not affect the terms and provisions of the Preferred Stock.

               Proposal B - Election of Board of Directors
               -------------------------------------------

     The names of the Company's current executive officers and directors and the positions held by each of them are set forth below:

                             Position with                 Director and/or
     Name               Age  the Company                   Officer Since
--------------------    ---  ---------------------         ------------------
John Chymboryk          45   President and Chairman             1999
Shauna Chymboryk        42   Secretary and Director             1999

     The Company's officers and directors have served in such positions since the dates indicated above. Certain biographical information with respect to each of such persons is set forth herein below. Each director, if elected by the shareholders, will serve until the next annual meeting and until his successor is duly elected and qualified.

     Mr. John Chymboryk has a financial and marketing background. He received a bachelor's degree with emphasis in accounting and economics in 1982. After graduation he worked for a large international accounting firm until 1984. He then taught courses in finance, marketing and management in the business department of a Community College from 1984 to 1992. Concurrent with his teaching experience he operated an accounting business that specialized in preparing financial statements, tax returns and business plans for small business. Mr. Chymboryk co-founded a company that specialized in marketing, customer retention and management training. Mr. Chymboryk served as Vice President and was responsible for the financial operations and in developing and delivering management training. Mr. Chymboryk was instrumental in designing and presenting the sales management workshop that was contracted with Lexus, the Toyota Motor Corporation luxury car line, for over a 5-year period. In 1997, Mr. Chymboryk played a major role in designing, developing and helping implement a new application that assists companies in following up and retaining their existing customer base. This application is currently being used throughout the market place with special emphasis in the automotive industry.

     Ms. Shauna Cymboryk has a background in administration, secretarial services and teaching. Her work experience includes: 1975 to 1977 courthouse secretary for the city of Lethbridge, 1977 to 1979, administrative assistant at the University of Lethbridge, Alberta, Canada, 1980 to 1982, program administrator for the Lethbridge Youth Community Program, 1982 to 1986, elementary school teacher, 1986 to 1988, President, Lethbridge Stake Young Women's Program, and 1995 to 1998, President, LDS Primary Organization for the Altaview, Utah Seventh Ward. Ms. Chymboryk has developed strong organizational skills, clerical proficiency and ability to effect efficient office system designs. She has been responsible for administering and monitoring work programs, preparing materials, and facilitating staff meetings, both as an employee and as a volunteer in community and church organizations. Ms. Chymboryk earned a Bachelor of Sciences degree from Brigham Young University in 1982.


 Proposal C - Ratification of the Appointment of Andersen and Andersen, L.C.
 ---------------------------------------------------------------------------

     The Board of Directors has selected Andersen & Andersen, L.C. as independent auditors for the fiscal year ending December 31, 1999. To the knowledge of the Company, at no time has Andersen & Andersen, L.C. had any direct or indirect financial interest in or any connection with the Company other than as independent public accountants. Representatives of Andersen & Andersen, L.C. may be present at the Special Meeting and will be provided the opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions.

Recommendation of the Company's Management
------------------------------------------

     THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE PROPOSALS CONTAINED HEREIN ARE DESIRABLE AND IN THE BEST INTERESTS OF THE COMPANY'S SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSALS.

Interest of Certain Persons in the Proposals
--------------------------------------------

     In considering the recommendation of the Company's management with respect to the Proposals, the Company's management will not receive any benefits arising from their ownership of the Company's common stock as a result of the Proposals that will not be equally extended to all of the Company's shareholders.

Vote Required
-------------

     The vote of a majority of the issued and outstanding shares of Common Stock and Preferred Stock represented in person or by proxy at the Special Meeting is required to approve the Acquisition Proposal. Members of management and other principal shareholders holding or controlling the vote of in excess of fifty percent (50%) of the issued and outstanding stock entitled to vote at the Special Meeting have indicated their intention to vote in favor of the Proposals.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Information Statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, and other matters. Statements in this Information Statement that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act and
Section 27A of the Securities Act. Such forward-looking statements, including, without limitation, those relating to the future business prospects, revenues and income, wherever they occur in this Information Statement, are necessarily estimates reflecting the best judgment of the management of the Company and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this Information Statement.

Words such as 'estimate', 'project', 'plan,' 'intend', 'expect', 'believe' and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this Information Statement. The Company's stockholders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made.

Business of the Company
-----------------------

     The Company should be considered a "shell" company and its current business purpose is to locate and consummate a merger or acquisition with a private entity. The purposed business activities described herein classify the Company as a "blank check" company. Therefore, the Company faces all the risks interest in any new business, together with those risks specifically inherent in the search for an acquisition of business opportunities. The Company does not propose to restrict its search for a business opportunity to any particular industry or geographical area and may, therefore, engage in essentially any business in any industry. The Company has unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions, and other factors.

     The selection of a business opportunity in which to participate is complex and risky. Additionally, as the Company has no resources, it may be difficult to find good opportunities. There can be no assurance that the Company will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to the Company and its shareholders. The Company will select any potential business opportunity based on management's business judgment.

     The activities of the Company are subject to several significant risks which arise primarily as a result of the fact that the Company has no specific business and may acquire or participate in a business opportunity based on the decision of management which potentially could act without the consent, vote, or approval of the Company's shareholders. The risks faced by the Registrant are further increased as a result of its lack of resources and its inability to provide a prospective business opportunity with significant capital. Because of the Company's current status having no assets and no recent operating history, in the event the Company does successfully acquire or merge with an operating business opportunity, it is likely that the Company's present shareholders will experience substantial dilution and there will be a probable change in control of the Company.

     Any target acquisition or merger candidate of the Company will become subject to the same reporting requirements as the Registrant upon consummation of any such business combination. Thus, in the event that the Company successfully completes an acquisition or merger with another operating business, the resulting combined business must provide audited financial statements for at least the two most recent fiscal years or, in the event that the combined operating business has been in business less than two years, audited financial statements will be required from the period of inception of the target acquisition or merger candidate.

Sources of Business Opportunities
---------------------------------

     The Company intends to use various sources in its search for potential business opportunities including its officers and directors, consultants, special advisors, securities broker-dealers, venture capitalists, members of the financial community and others who may present management with unsolicited proposals. Because of the Company's lack of capital, it may not be able to retain on a fee basis professional firms specializing in business acquisitions and reorganizations. Rather, the Company will most likely have to rely on outside sources, not otherwise associated with the Company, that will accept their compensation only after the Company has finalized a successful acquisition or merger. To date, the Company has not engaged nor entered into any discussions, negotiations, agreements nor understandings regarding retention of any consultant to assist the Company in its search for business opportunities, nor is management presently in a position to actively seek or retain any prospective consultants for these purposes.

     The Company does not intend to restrict its search to any specific kind of industry or business. The Company may investigate and ultimately acquire a venture that is in its preliminary or development stage, is already in operation, or in various stages of its corporate existence and development. Management cannot predict at this time the status or nature of any venture in which the Company may participate. A potential venture might need additional capital or merely desire to have its shares publicly traded. The most likely scenario for a possible business arrangement would involve the acquisition of, or merger with, an operating business that does not need additional capital, but which merely desires to establish a public trading market for its shares. Management believes that the Company could provide a potential public vehicle for a private entity interested in becoming a publicly held corporation without the time and expense typically associated with an initial public offering.

Evaluation
----------

     Once the Company has identified a particular entity as a potential acquisition or merger candidate, management will seek to determine whether acquisition or merger is warranted or whether further investigation is necessary. Such determination will generally be based on management's knowledge and experience, or with the assistance of outside advisors and consultants evaluating the preliminary information available to them. Management may elect to engage outside independent consultants to perform preliminary analysis of potential business opportunities. However, because of the Company's lack of capital it may not have the necessary funds for a complete and exhaustive investigation of any particular opportunity.

     In evaluating such potential business opportunities, the Company will consider, to the extent relevant to the specific opportunity, several factors including potential benefits to the Company and its shareholders; working capital, financial requirements and availability of additional financing; history of operation, if any; nature of present and expected competition; quality and experience of management; need for further research, development or exploration; potential for growth and expansion; potential for profits; and other factors deemed relevant to the specific opportunity.

     Because the Company has not located or identified any specific business opportunity as of the date hereof, there are certain unidentified risks that cannot be adequately expressed prior to the identification of a specific business opportunity. There can be no assurance following consummation of any acquisition or merger that the business venture will develop into a going concern or, if the business is already operating, that it will continue to operate successfully. Many of the potential business opportunities available to the Company may involve new and untested products, processes or market strategies which may not ultimately prove successful.

Form of Potential Acquisition or Merger
---------------------------------------

     Presently, the Company cannot predict the manner in which it might participate in a prospective business opportunity. Each separate potential opportunity will be reviewed and, upon the basis of that review, a suitable legal structure or method of participation will be chosen. The particular manner in which the Company participates in a specific business opportunity will depend upon the nature of that opportunity, the respective needs and desires of the Company, and the relative negotiating strength of the parties involved. Actual participation in a business venture may take the form of an asset purchase, lease, joint venture, license, partnership, stock purchase, reorganization, merger or consolidation. The Company may act directly or indirectly through an interest in a partnership, corporation, or other form of organization, however, the Company does not intend to participate in opportunities through the purchase of minority stock positions.

     Because of the Company's inactive status and its concomitant lack of assets or relevant operating history, it is likely that any potential merger or acquisition with another operating business will require substantial dilution of the Company's existing shareholders. There will probably be a change in control of the Company, with the incoming owners of the targeted merger or acquisition candidate taking over control of the Company. Management has not established any guidelines as to the amount of control it will offer to prospective business opportunity candidates, since this issue will depend to a large degree on the economic strength and desirability of each candidate, and corresponding relative bargaining power of the parties. However, management will endeavor to negotiate the best possible terms for the benefit of the Company's shareholders as the case arises.

     Management does not have any plans to borrow funds to compensate any persons, consultants, promoters, or affiliates in conjunction with its efforts to find and acquire or merge with another business opportunity. Management does not have any plans to borrow funds to pay compensation to any prospective business opportunity, or shareholders, management, creditors, or other potential parties to the acquisition or merger. In either case, it is unlikely that the Company would be able to borrow significant funds for such purposes from any conventional lending sources. In all probability, a public sale of the Company's securities would also be unfeasible, and management does not contemplate any form of new public offering at this time.

     In the event of a successful acquisition or merger, a finder's fee, in the form of cash or securities of the Company, may be paid to persons instrumental in facilitating the transaction. The Company has not established any criteria or limits for the determination of a finder's fee, although most likely an appropriate finder's fee will be negotiated between the parties, including the potential business opportunity candidate, based upon economic considerations and reasonable value as estimated and mutually agreed at that time. A finder's fee would only be payable upon completion of the proposed acquisition or merger in the normal case, and management does not contemplate any other arrangement at this time. Management has not actively undertaken a search for, nor retention of, any finder's fee arrangement with any person. It is possible that a potential merger or acquisition candidate would have its own finder's fee arrangement, or other similar business brokerage or investment banking arrangement, whereupon the terms may be governed by a preexisting contract; in such case, the Company may be limited in its ability to affect the terms of compensation, but most likely the terms would be disclosed and subject to approval pursuant to submission of the proposed transaction to a vote of the Company's shareholders.

     Management cannot predict any other terms of a finder's fee arrangement at this time. It would be unlikely that a finder's fee payable to an affiliate of the Registrant would be proposed because of the potential conflict of interest issues. If such a fee arrangement was proposed, independent management and directors would negotiate the best terms available to the Company so as not to compromise the fiduciary duties of the affiliate in the proposed transaction, and the Company would require that the proposed arrangement would be submitted to the shareholders for prior ratification in an appropriate manner.

     Management does not contemplate that the Registrant would acquire or merge with a business entity in which any affiliates of the Company have an interest and no present potential for such a merger or acquisition exists.
Any such related party transaction, however remote, would be submitted for approval by an independent quorum of the Board of Directors and the proposed transaction would be submitted to the shareholders for prior ratification in an appropriate manner. If such an opportunity arose, however, the Company would not seek to obtain an independent appraisal of the value of the business or company with which the related party transaction was contemplated. In that circumstance, management's ability to effectively evaluate such a non-arms length transaction might be compromised, and any remedy available to dissenting shareholders in such a transaction would most likely be prohibitively expensive and time consuming. None of the Company's managers, directors, or other affiliated parties have had any contact, discussions, or other understandings regarding any particular business opportunity at this time, regardless of any potential conflict of interest issues. Accordingly, the potential conflict of interest is merely a remote theoretical possibility at this time.

Rights of Shareholders
----------------------

     It is presently anticipated by management that prior to consummating a possible acquisition or merger, the Company will not seek to have the transaction ratified by shareholders, unless such ratification is necessary to to comply with statutory or regulatory requirements.

Competition
-----------

     Because the Company has not identified any potential acquisition or merger candidate, it is unable to evaluate the type and extent of its likely competition. The Company is aware that there are several other public companies with only nominal assets that are also searching for operating businesses and other business opportunities as potential acquisition or merger candidates. The Company will be in direct competition with these other public companies in its search for business opportunities and, due to the Registrant's lack of funds, it may be difficult to successfully compete with these other companies.

Employees
---------

     As of the date hereof, the Company does not have any employees and has no plans for retaining employees until such time as the Company's business warrants the expense, or until the Company successfully acquires or merges with an operating business. The Company may find it necessary to hire part-time clerical help on an as-needed basis.

Facilities
----------

     The Registrant is currently using as its principal place of business the business office its President and Director located in Salt Lake City, Utah. The cost of the utilization of the office space is provided free of charge to the Company and the value of such use is considered nominal. Although the Company has no written agreement and pays no rent for the use of this facility, it is contemplated that at such future time as an acquisition or merger transaction may be completed, the Company will secure commercial office space from which it will conduct its business. Until such an acquisition or merger, the Company lacks any basis for determining the kinds of office space
or other facilities necessary for its future business.   The Company has no
current plans to secure such commercial office space. It is also possible that a merger or acquisition candidate would have adequate existing facilities upon completion of such a transaction, and the Company's principal offices may be transferred to such existing facilities.

Year 2000 Computer Problem
--------------------------

     The Year 2000, or Y2K problem concerns potential failure of certain computer software to correctly process information because of the software's inability to calculate dates. The Company has no operations or current equipment which were affected by the Year 2000 computer glitch. The Registrant will make every effort to determine the Y2K status and effects experienced by any potential merger or acquisition candidate.

Discussion and Analysis of Financial Condition and Results of Operations
------------------------------------------------------------------------
Overview
--------

     The Company is considered a development stage company with no assets or capital and with no operations or income since January 1, 1995. The
It is anticipated that the Company will require only nominal capital to maintain the corporate viability and necessary funds will most likely be provided by the Company's existing shareholders or its management in the immediate future.

     The Company has no other financing means in place and unless the Company is able to facilitate an acquisition of or merger with an operating business or is able to obtain significant outside financing, there is substantial doubt about the Company's ability to continue as a going concern.

     In the opinion of management, inflation has not and will not have a material effect on the operations of the Company until such time as the Company successfully completes an acquisition or merger. At that time, management will evaluate the possible effects of inflation on the Company as it relates to its business and operations following a successful acquisition or merger.

Plan of Operation
-----------------

     During the next twelve months, the Company's officers and directors will contact business brokers, consultants, and other business professionals in an effort to actively seek out and investigate possible business opportunities with the intent to acquire or merge with one or more business ventures. In its search for business opportunities, management will follow the procedures outlined in Item 1 above. Because the Company lacks funds, it may be necessary for the shareholders and/or management to either advance funds to the Company or to accrue expenses until such time as a successful business consolidation can be made. Management intends to hold expenses to a minimum and to obtain services on a contingency basis when possible. The Company's directors may receive compensation for services provided to the Company until such time as an acquisition or merger can be accomplished. However, if the Company engages outside advisors or consultants in its search for business opportunities, it may be necessary for the Company to attempt to raise additional funds. As of the date hereof, the Company has not made any arrangements or definitive agreements to use outside advisors or consultants or to raise any capital.

     In the event the Company does need to raise capital most likely the only method available to the Company would be the private sale of its securities. It is unlikely that it could make a public sale of securities or be able to borrow any significant sum from either a commercial or private lender. There can be no assurance that the Company will be able to obtain additional funding when and if needed, or that such funding, if available, can be obtained on terms acceptable to the Company.

     The Company does not intend to use any employees, with the possible exception of part-time clerical assistance on an as-needed basis. Outside advisors or consultants will be used only if they can be obtained for minimal cost or on a deferred payment basis. Management is confident that it will be able to operate in this manner and to continue its search for business opportunities during the next twelve months.

Market Price of the Company's Common Stock and Dividends
--------------------------------------------------------

     The table on the following page sets forth, for the respective periods indicated, the prices for the Company's common stock in the over-the-counter market as reported by the NASD's OTC Bulletin Board. Beginning January 1, 1995, the Company entered the development stage and has had little if any trading activity in its securities. The bid prices represent inter-dealer quotations, without adjustments for retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions.

                                              High Bid      Low Bid
                                              --------      -------

Fiscal Year Ended December 31, 1999
-----------------------------------
First, Second, Third and Fourth Quarters        0.12          0.00

Fiscal Year Ended December 31, 1998
-----------------------------------
First, Second, Third and Fourth Quarters        0.06          0.01

Fiscal Year Ended December 31, 1997
-----------------------------------
First, Second, Third and Fourth Quarters        0.00          0.00

Fiscal Year Ended December 31, 1996
-----------------------------------
First, Second, Third and Fourth Quarters        0.00          0.00

     Since its inception, the Registrant has not paid any dividends on its Common Stock, and the Registrant does not anticipate that it will pay dividends in the foreseeable future. The Company's preferred stock carries a cumulative dividend rate of 8%. No dividends can be declared on the common stock until the cumulative dividends are paid on the shares of outstanding preferred stock.

     The Company's common stock has traded intermittently during the past three years. As of January 18, 2000 there were 94,821,394 shares of common stock outstanding held by approximately 660 stockholders of record, as reported by the Registrant's transfer agent.

     The Company has converted all preferred stock outstanding other than 2,374 shares of Series A 8% Convertible Preferred and 67 shares of Series B 8% Convertible Preferred. Both classes of preferred stock are eligible for voting at a conversion rate of 5,000 shares of common stock for each share of preferred stock.

                            EXECUTIVE COMPENSATION

     The Company has not had a bonus, profit sharing, or deferred compensation plan for the benefit of its employees, officers or directors. The Company has not paid any salaries or other compensation to its officers, directors or employees for the years ended December 31, 1999, 1998, 1997, and 1996, nor at any time during 1999, 1998, 1997 or 1996. Further, the Company has not entered into an employment agreement with any of its officers, directors or any other persons. As of the date hereof, no such persons have accrued any compensation from the Company.

Employment Contracts, Termination of Employment, and Changes in Control Arrangements
-----------------------------------------------------------------------

     There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to any person named as a director, executive officer, promoter or control person above which would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person's employment with the Company or its subsidiaries, or any change in control of the Company, or a change in the person's responsibilities following a changing in control of the Company.

Board Compensation
------------------

     The Company's directors receive no compensation or cost reimbursement for attendance at board meetings.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of January 18, 2000, the name and the number of shares of the Company's Common Stock held of record or beneficially by each person who held of record, or was known by the Company to own beneficially, more than 5% of the issued and outstanding shares of the Company's Common Stock, and the name and shareholdings of each director and of all officers and directors as a group.

Security Ownership of Certain Beneficial Owners
-----------------------------------------------
Title
 of      Name and Address              Amount and Nature of     Percentage
Class    Beneficial Owner              Beneficial Ownership(1)   of Class
-----    ----------------              --------------------     ----------
Common   Jordan R. Smith               D     4,665,569              4.92
         13111 E. Briarwood Ave, #300  I    12,106,537 (2)         12.76
         Englewood, CO  80112

Common   Marsha Smith                  D     7,439,053              7.85
         7000 East Quincy Ave., #F416  I     4,665,569 (3)          4.92
         Denver, CO 80237

Common   Robert L. Mehl                D     1,993,484              2.10
         13111 E. Briarwood Ave, #300  I    10,469,308 (4)         11.04
         Englewood, CO  80112

Common   Milagro Holdings, Inc.        D    24,000,000             25.31
         57 West 200 South, #310
         Salt Lake City, UT 84111

Security Ownership of Management of the Company
-----------------------------------------------
Title
 of      Name and Position of          Amount and Nature of     Percentage
Class    Officer and/or Director       Beneficial Ownership(1)   of Class
-----    -----------------------       --------------------     ----------
Common   John Chymboryk, President               0                   0
Common   Shauna Chymboryk, Secretary             0                   0
                                            ----------             -----
         All Officers and Directors
          as a Group (2 persons)                 0                   0
                                            ==========             =====
(1) Indirect and Direct ownership are referenced by an "I" or "D", respectively. All shares owned directly are owned beneficially and of record and such shareholder has sole voting, investment, and dispositive power, unless otherwise noted.
(2) Represents 7,439,053 shares held of record by Marsha S. Smith, the spouse of Jordan R. Smith, and 4,667,484 shares held of record by the Jordan Smith Trust, of which Mr. Smith is trustee, all of which shares may be deemed to be beneficially owned by Jordan Smith.
(3) Represents shares held of record by Jordan Smith, spouse of Marsha Smith, which shares may be deemed to be beneficially owned by Marsha Smith.
(4) Represents shares held of record by the Mehl Family Limited Partnership, of which Mr. Mehl may be deemed to be the beneficial owner.

            CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     In September 1999, the Company entered into an Interim Funding Agreement with Milagro Holdings, Inc., a Delaware corporation ("Milagro"), in which Milagro agreed to advance funds to the Company, up to a total of $75,000, in exchange for equity securities priced at $0.0025 per share. At December 31, 1999, the Company had received approximately $60,000 under this agreement. At the record date, the Company had issued a total of 24,000,000 shares of Common Stock to Milagro for conversion of the funds advanced at December 31, 1999. The breakdown of the amounts advanced is outlined below.

     Certain principal shareholders have signed proxies giving their voting rights to Capital Consulting, a Utah corporation. Robert Mehl and the Mehl Family Limited Partnership have granted voting proxies for common and preferred shares totaling a minimum of 20,219,108 votes, and Jordan and Marsha Smith have granted voting proxies for common and preferred shares totaling a minimum of 12,477,236 votes. Capital Consulting has been assisting the Company in its efforts to locate a suitable business opportunity.

     In December 1999, the above shareholders also agreed to settle certain outstanding debts owed to them by the Company. Robert Mehl and the Mehl Family Limited Partnership have signed a Debt Settlement in the amount of $25,000, and Jordan and Marsha Smith have signed a Debt Settlement Agreement in the amount of $10,000, each in exchange for forgiveness of any and all outstanding monies and obligations owed to each by the Company. Funds for the debt settlement were advanced to the Company pursuant to the Interim Funding Agreement by Milagro, an unaffiliated investor. To secure these funds, the Company has issued to Milagro 14,000,000 shares of the Company's Common Stock, at a price of $0.0025 per share.

     Milagro has advanced additional funds to the Company for expenses incurred in connection with the Company's Delaware reinstatement, payments for legal and accounting fees for preparing and bringing current the Company's financial statements and SEC filings, and legal fees in connection with the preparation of this Information Statement. The total amount of these advances at December 31, 1999 was $25,000. To secure these funds, the Company has issued to Milagro 10,000,000 shares of the Company's Common Stock, valued at $0.0025 per share.

              RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
                                  None

                           SHAREHOLDER PROPOSALS
                                  None

                              LEGAL MATTERS
                                  None

                              OTHER MATTERS
                                  None

     Management does not know of any business other than referred to in the Notice which may be considered at the meeting. If any other matters should properly come before the Special Meeting, such matters will be properly addressed and resolved and those in attendance will vote on such matters in accordance with their best judgment.

                                         ENG ENTERPRISES, INC.
                                         By order of the Board of Directors

                                         /S/ John Chymboryk, President
Salt Lake City, Utah
January 19, 2000

FINANCIAL STATEMENTS

     The accompanying unaudited financial statements have been prepared in accordance with the instructions to Form 10-QSB pursuant to the rules and regulations of the Securities and Exchange Commission and, therefore, do not include all information and footnotes necessary for a complete presentation of the financial position, results of operations, cash flows, and stockholders' equity in conformity with generally accepted accounting principles. In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature.

     The unaudited balance sheets of the Company as of September 30, 1999 and December 31, 1998, and the related unaudited statements of operations for the three and nine month periods ended September 30, 1999 and 1998, and the period from January 1, 1995 (inception of development stage) to September 30, 1999, the unaudited statement of stockholders' equity for the period from January 1,1995 (inception of development stage) through September 30, 1999, and the unaudited statements of cash flows for the nine month periods ended September 30, 1999 and 1998, and the period from January 1, 1995 (inception of development stage) through September 30, 1999, are attached hereto and incorporated herein by this reference.

     Operating results for the nine months ended September 30, 1999, are not necessarily indicative of the results that can be expected for the year ending December 31, 1999.

                              ENERGETICS, INC.
                        (Development Stage Company)
                               BALANCE SHEETS
                 September 30, 1999, and December 31, 1998


                                        September 30,        December 31,
                                            1999                 1998
                                       -------------         ------------

ASSETS

CURRENT ASSETS

  Cash                                 $           -         $          -
                                       -------------         ------------
   Total Current Assets                $           -         $          -
                                       =============         ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

  Accounts payable                     $   2,568,662         $  2,568,662
                                       -------------         ------------
   Total Current Liabilities               2,568,662            2,568,662
                                       -------------         ------------

STOCKHOLDERS' EQUITY

  Preferred stock
   10,000,000 shares authorized, at
    $1.00 par value; 2,317 shares
    issued and outstanding                     2,317                2,317
  Common stock
   100,000,000 shares authorized, at
    $0.001 par value; 56,573,601
    shares issued and outstanding            565,736              565,736
  Capital in excess of par value           5,998,594            5,998,594
  Accumulated deficit                     (9,135,309)          (9,136,309)
                                        ------------         ------------
Total Stockholders' Equity                (2,568,662)          (2,568,662)
                                        ------------         ------------
                                        $          -         $          -
                                        ============         ============

The accompanying notes are an integral part of these financial statements.

                              ENERGETICS, INC.
                        (Development Stage Company)
                          Statement of Operations
      For the Three and Nine Months Ended September 30, 1999 and 1998
         and the Period from January 1, 1995 to September 30, 1999


                                 Three Months   Three Months    Nine Months    Nine Months  January 1, 1995
                                 September 30,  September 30,   September 30,  September 30       to
                                     1999           1998            1999          1998      September 30, 1999
                                 ------------   ------------    ------------  ------------   -------------
REVENUES                         $          -   $          -    $          -  $          -    $          -

EXPENSES                                    -              -               -             -       1,351,491
                                 ------------   ------------    ------------  ------------    ------------

NET LOSS                         $          -   $          -    $             $               $ (1,351,491)
                                 ============   ============    ============  ============    ============

GAIN (LOSS) PER COMMON SHARE

  Basic                          $          -   $          -    $          -  $          -
                                 ============   ============    ============  ============
  Diluted                        $          -   $          -    $          -  $          -
                                 ============   ============    ============  ============

AVERAGE OUTSTANDING SHARES

  Basic                            56,573,601     56,573,601      56,573,601    56,573,601
                                 ============   ============    ============  ============
  Diluted                          68,160,701     68,160,701      68,160,701    68,160,701
                                 ============   ============    ============  ============

The accompanying notes are an integral part of these financial statements.

                                ENERGETICS, INC.
                         (Development Stage Company)
                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                Period from January 1, 1995 (date of inception
                 of development stage) to September 30, 1999


                                                                    Capital in
                             Preferred Stock       Common Stock      Excess of  Accumulated
                              Shares   Amount   Shares      Amount   Par Value    Deficit
                             ------- --------- ---------- ---------- ---------- -----------

Balance January 1, 1995
 (note 1)                      2,317   $ 2,317  56,573,601  $ 565,736 $5,998,594  $ (7,783,818)

Net loss for the year ended        -         -           -          -          -    (1,055,475)
    December 31, 1995

Net loss for the year ended
    December 31, 1996              -         -           -          -          -      (98,672)

Net loss for the year ended
    December 31, 1997              -         -           -          -          -      (98,672)

Net loss for the year ended
    December 31, 1998              -         -           -          -          -      (98,672)
                             ------- ---------   ---------  --------- ----------  -----------

Balance December 31, 1998      2,317     2,317  56,573,601    565,736  5,998,594   (9,135,309)

Net loss for the nine
 months ended September 30,
 1999                             -          -           -          -          -            -
                             ------- ---------   ---------  --------- ----------  -----------
Balance September 30, 1999     2,317 $   2,317   56,573,601 $ 565,736 $5,998,594  $(9,036,637)
                             ======= ==========  ========== ========= ==========  ===========


  The accompanying notes are an integral part of these financial statements.

                               ENERGETICS, INC.
                          (Development Stage Company)
                            STATEMENT OF CASH FLOWS
            For the Nine Months Ended September 30, 1999 and 1998
            and the Period from January 1, 1995 to June 30, 1998


                                  Nine Months    Nine Months   January 1, 1995
                                 September 30,  September 30,       to
                                     1999           1998    September 30, 1999
                                 ------------   ------------    ------------
CASH FLOWS FROM
 OPERATING ACTIVITIES

Net profit (loss)                $          -   $          -    $ (1,351,491)

Adjustments to reconcile net
 loss to net cash provided by
 operating activities

     Loss of assets                         -              -         956,803
     Changes in accounts payable            -              -         296,016
                                 ------------   ------------    ------------

Net Cash Used  by Operations                -              -               -
                                 ------------   ------------    ------------
CASH FLOWS FROM INVESTING
 ACTIVITIES
                                            -              -               -
                                 ------------   ------------    ------------
CASH FLOWS FROM FINANCING
 ACTIVITIES
                                            -              -               -
                                 ------------   ------------    ------------
Net Increase (Decrease) in Cash             -              -               -

Cash at Beginning of Period                 -              -               -
                                 ------------   ------------    ------------
Cash at End of Period            $          -   $          -    $          -
                                 ============   ============    ============

  The accompanying notes are an integral part of these financial statements.

                              ENERGETICS, INC.
                        (Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION

The Company was incorporated under the laws of the state of Delaware on August 2, 1982 with authorized common stock of 10,000,000 shares at a par value of $.01 and 10,000,000 preferred stock at a par value of $1.00. Since inception the Company has been engaged in the business of the exploration, development, and production of oil and natural gas through three wholly owned subsidiaries. During 1995 the Company ceased operations resulting from the loss of its remaining assets leaving the Company with the debt shown in the balance sheet
 .and has since remained inactive.

The company is considered to have been in the development stage since January 1, 1995.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods
------------------

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy
---------------
The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes
------------
On December 31, 1998, the Company had a net operating loss carry forward of $9,135,309. The tax benefit from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has no operations. The loss carryover will expire beginning in years 1998 though 2019.

Estimates and Assumptions
-------------------------
Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Financial instruments
---------------------
The carrying amounts of financial instruments, including accounts payable, are considered by management to be their estimated fair values. These values are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

                              ENERGETICS, INC.
                        (Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings (Loss) Per Share
-------------------------
Earnings (loss) per share amounts are computed based on the weighted average number of shares actually outstanding using the treasury stock method in accordance with FASB No. 128.

3.  ACCOUNTS  PAYABLE

The Company issued various notes payable for advances to the Company by related parties and the notes were not timely paid which resulted in default and are now considered as current accounts payable and including the accrued interest payable.

4.  PREFERRED  STOCK

The preferred stock is convertible into common stock at the rate of one share of preferred stock for 5,000 shares of common stock at the option of the stockholder. The preferred shares carry a cumulative dividend rate of 8%. No dividends can be declared on the common stock until the cumulative dividends are paid on the preferred.

5.  RELATED PARTY TRANSACTIONS

Related parties own 82% of the outstanding common stock.


6.  GOING CONCERN

The Company does not have the necessary working capital to service its liabilities for the coming year and may be forced into bankruptcy.

The Company intends to acquire interests in various business opportunities which, in the opinion of management, will provide a profit to the Company but it does not have the working capital to be successful in this effort.

Continuation of the Company as a going concern is dependent upon obtaining the working capital to service its debt and to provide working capital for its planned activity. All of the debt shown in the balance sheet is due to related parties and they have agreed to withheld any collection action during the coming year and the management of the Company has developed a strategy, which they believe can obtain the needed working capital through additional equity funding and long term debt which will enable the Company to continue operations for the coming year.